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                                                                     Exhibit 4.4

THE SECURITIES EVIDENCED BY THIS CERTIFICATE WERE ISSUED ON DECEMBER 31, 2001 IN EXCHANGE FOR SECURITIES ORIGINALLY ISSUED ON JANUARY 12, 2000 AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, AND NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER, UNLESS (i) SUCH TRANSFER IS MADE IN CONNECTION WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITES LAWS OR (ii) THE COMPANY HAS BEEN FURNISHED WITH A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER HEREOF THAT SUCH TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT, THE RULES AND REGISTRATIONS IN EFFECT THEREUNDER AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS SET FORTH IN A WARRANT AGREEMENT, DATED AS OF JANUARY 12, 2000, AS THEREAFTER AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER. NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH.

                             MCM CAPITAL GROUP, INC.

                               WARRANT CERTIFICATE
                          Dated as of December 31, 2001

               WARRANTS TO PURCHASE 228,571 SHARES OF COMMON STOCK

Certificate No. W-005
Number of Warrants: 228,571

         MCM CAPITAL GROUP, INC., a corporation organized and existing under the laws of the State of Delaware (the "Company"), hereby certifies that, for value received, ING (U.S.) INVESTMENT CORPORATION, or its registered assigns, as nominee of ING (U.S.) CAPITAL LLC, is the registered holder of the number of Warrants set forth above (the "Warrants"). Each Warrant shall entitle the registered holder thereof (the "Holder"), during the time periods specified below and subject to the provisions contained herein and in the Warrant Agreement (as defined below), to receive from the Company one share of Common Stock, par value $0.01 per share, of the Company ("Common Stock"), subject to adjustment upon the occurrence of certain events as more fully described in the Warrant Agreement, at an exercise price of $0.01 per share.

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The Warrants shall be exercisable beginning on the date of issuance through
January 12, 2005 (the "Expiration Date") for up to 100% of the aggregate number of shares of Common Stock issuable upon exercise of the Warrants from time to time. This Warrant Certificate shall terminate and become void as of the close of business on the Expiration Date.

         This Warrant Certificate is issued under and in accordance with the Warrant Agreement, dated as of January 12, 2000 (as thereafter amended, modified or supplemented, the "Warrant Agreement"), among the Company and ING (U.S.) Capital LLC, and is subject to the terms and provisions contained in the Warrant Agreement and in the Note Purchase Agreement (each such term is defined in the Warrant Agreement), to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof, which applicable terms and provisions are hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement and the Note Purchase Agreement for a full statement of the respective rights, limitations of rights, duties and obligations thereunder of the Company and the Holders of the Warrants.

         The number of shares of Common Stock issuable upon the exercise of each Warrant is subject to adjustment as provided in the Warrant Agreement.

         All shares of Common Stock issuable by the Company upon the exercise of Warrants shall, upon such issue and upon payment of the Exercise Price in accordance with the terms set forth in the Warrant Agreement, be duly and validly issued and fully paid and non-assessable.

         In order to exercise a Warrant, the Holder hereof must surrender this Warrant Certificate at the office of the Company, with the Form of Election to Purchase attached hereto appropriately completed and duly executed by the Holder hereof, all subject to the terms and conditions hereof and of the Warrant Agreement.

         All terms used in this Warrant Certificate that are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

         Copies of the Warrant Agreement are on file at the office of the Company and may be obtained by writing to the Company at MCM Capital Group, Inc., 5775 Roscoe Court, San Diego, California 92123, Attention: Secretary.

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         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by its officers thereunto duly authorized as of the date first written above.

                                 MCM CAPITAL GROUP, INC.

                                 By: /s/ Carl C. Gregory, III
                                    --------------------------------------------
                                    Name: Carl C. Gregory, III
                                    Title: President and CEO